EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-109714 and 333-138077) and Form S-8 (No. 333-72972 and 333-138093) of Suburban Propane Partners, L.P. of our report dated November 28, 2007 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
November 28, 2007